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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE LOSS
---------------------------------------------------------------------------------------------------------------------

                                                                                            Three Months Ended
                                                                                      -------------------------------
                                                                                      February 1,          January 26,
                                                                                         2004                 2003
BASIC:

Net loss available for common stockholders                                            $ (747,000)          $ (575,000)
                                                                                      ----------           ----------

Weighted average number of common shares outstanding                                   5,824,000            5,824,000
                                                                                      ----------           ----------

Basic net loss per common share                                                       $    (0.13)          $    (0.10)
                                                                                      ----------           ----------


DILUTED:

Net loss available for common stockholders                                            $ (747,000)          $ (575,000)
                                                                                      ----------           ----------

Weighted average number of common shares outstanding                                   5,824,000            5,824,000

Dilutive effect of stock options                                                           -                    -
                                                                                      ----------           ----------

Weighted average number of shares outstanding                                          5,824,000            5,824,000
                                                                                      ----------           ----------

Diluted net loss per common share                                                     $    (0.13)          $    (0.10)
                                                                                      ----------           ----------
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